UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 14, 2005, AmeriVest Properties Inc. (“AmeriVest”) announced that it had entered into amended loan agreements for its secured and unsecured credit facilities with its primary bank group.

The current agreements require AmeriVest to repay $10 million of its secured facility and at least $5 million of its unsecured facility by September 15, 2005. The amendments eliminate these payments and require an aggregate $15 million payment against the facilities on or before January 17, 2005.  In addition, the maturity date for each facility has been extended to April 1, 2006.

The amendments also modify certain covenants and collateral provisions, including adding a requirement that AmeriVest enter into an employment agreement with its Chief Executive Officer for the remaining term of the facilities.  The agreement entered into between AmeriVest and Charles K. Knight, President and CEO, on August 31, 2005 and announced in AmeriVest’s Current Report on Form 8-K, filed with the Commission on September 6, 2005, satisfies that requirement.

In connection with the amended loan agreements, AmeriVest executed a letter agreement with its primary bank group which refers to provisions in the amended loan agreements that establish a plan of transfer for certain of the Applicant’s assets.  Pursuant to such provisions, the Letter sets forth prices below which the lender’s consent must be obtained prior to selling such assets.

Also in connection with the amended loan agreements, AmeriVest’s wholly-owned subsidiaries AmeriVest Chateau Inc. and AmeriVest Greenhill Inc. entered into certain amendments to existing collateral account agreements.

The description of the terms of each of these agreements is qualified in its entirety by reference to the agreements, copies of which are included under Item 9.01(c) as Exhibit 10.1, 10.2, 10.3, 10.4, and 10.5 to this Current Report and are included in this item by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement or a Registrant.

Item 1.01 is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1

Fifth Amendment to Revolving Credit Agreement between AmeriVest Properties Inc., AmeriVest Chateau Inc., AmeriVest Greenhill Inc., KeyBank National Association, as agent, and the lenders party thereto, dated September 14, 2005.

Exhibit 10.2

Second Amendment to the Amended and Restated Unsecured Revolving Credit Agreement among AmeriVest Properties Inc., KeyBank National Association, as lender, and KeyBank National Association, as agent, dated September 14, 2005.

Exhibit 10.3	First Amended and Restated Collateral Account Agreement between AmeriVest Chateau Inc., AmeriVest Greenhill Inc., and KeyBank National Association, dated September 14, 2005.

Exhibit 10.4	Second Collateral Account Agreement between AmeriVest Chateau Inc., AmeriVest Greenhill Inc., and KeyBank National Association, as Agent, dated September 14, 2005.

Exhibit 10.5	Letter from AmeriVest to KeyBank National Association, dated September 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2005	AMERIVEST PROPERTIES INC.

	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fifth Amendment to Revolving Credit Agreement between AmeriVest Properties Inc., AmeriVest Chateau Inc., AmeriVest Greenhill Inc., and KeyBank National Association, as agent, and the lenders party thereto, dated September 14, 2005.

10.2

Second Amendment to the Amended and Restated Unsecured Revolving Credit Agreement among AmeriVest Properties Inc., KeyBank National Association, as lender, and KeyBank National Association, as agent, dated September 14, 2005.

10.3	First Amended and Restated Collateral Account Agreement between AmeriVest Chateau Inc., AmeriVest Greenhill Inc., and KeyBank National Association, dated September 14, 2005.
10.4	Second Collateral Account Agreement between AmeriVest Chateau Inc., AmeriVest Greenhill Inc., and KeyBank National Association, as Agent, dated September 14, 2005.
10.5	Letter from AmeriVest to KeyBank National Association, dated September 14, 2005.